UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 4, 2008
Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 Broadway (31st Floor), New York, NY		10271

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 655-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit Index
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-2.2: VOTING AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: INVESTOR PRESENTATION SLIDES

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
On August 4, 2008, Tower Group, Inc. (“Tower”), Ocean I Corporation, a wholly-owned indirect subsidiary of Tower (“Merger Sub”), and CastlePoint Holdings, Ltd. (“CastlePoint”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the terms and conditions set forth therein, CastlePoint will merge and amalgamate with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned indirect subsidiary of Tower.
At the Effective Time (as defined in the Merger Agreement), CastlePoint shareholders (other than Tower) will receive 0.47 shares of Tower common stock and cash consideration of $1.83 for each share of CastlePoint common stock. The exchange ratio is subject to adjustment based on Tower’s volume weighted average price per share during a 15-day trading window prior to closing, and will be fixed at 0.47 if the average price of Tower stock during such period is equal to or greater than $20.00 and equal to or less than $26.00. If the average stock price during such period is greater than $26.00, the exchange ratio will be adjusted downward to provide CastlePoint shareholders with a fixed value per share of $14.05 (including $1.83 of cash per share). If the average stock price during such period is less than $20.00 but equal to or more than $17.50, the exchange ratio will be adjusted upward to provide CastlePoint shareholders with a fixed value per share of $11.23 (including $1.83 of cash per share). However, if Tower’s average stock price during such period falls below $17.50, the exchange ratio will be fixed at 0.5371, and CastlePoint will have the right, for a limited period, to terminate the Merger Agreement, unless Tower elects to add Tower shares or cash to provide CastlePoint shareholders with a value per share of $11.23 (including at least $1.83 of cash per share).
The terms of the Merger Agreement were negotiated and unanimously approved by the special committees of the boards of directors of Tower and CastlePoint, upon the advice of their respective independent advisers. Each special committee consists solely of independent directors. The boards of directors of Tower and CastlePoint have also approved the Merger Agreement and the transactions contemplated thereby and recommended the Merger Agreement and such transactions to their respective shareholders.
Tower currently owns approximately 6.7% of the outstanding shares of CastlePoint and has agreed to vote all of its shares in favor of the acquisition. In connection with the acquisition, Michael H. Lee, who is currently serving as Chairman and CEO of both Tower and CastlePoint, has entered into a voting agreement with Tower in which he has agreed to vote his shares of CastlePoint in favor of the acquisition (the “Tower Voting Agreement”). As of August 1, 2008, Mr. Lee had beneficial ownership of approximately 2.4% of the outstanding shares of common stock of CastlePoint. In addition, Mr. Lee has entered into a voting agreement with CastlePoint pursuant to which he has agreed to vote his shares of Tower in favor of the acquisition. As of August 1, 2008, Mr. Lee had beneficial ownership of approximately 12.7% of the outstanding shares of common stock of Tower.
The transaction is expected to close in December 2008, subject to customary closing conditions, including the approval by Tower and CastlePoint shareholders, and receipt of certain regulatory approvals.
Under the Merger Agreement, each of Tower and CastlePoint is required to pay the other party a termination fee of $15 million plus the other party’s expenses up to a cap of $10 million in certain customary circumstances, including if such party terminates the Merger Agreement to accept a superior proposal. In addition, in the event that Tower accepts a superior proposal or the Merger Agreement is terminated in certain other circumstances, Tower and CastlePoint have agreed to extend the terms of certain of the service agreements and reinsurance agreements under which Tower is presently ceding a portion of its business to CastlePoint for two additional years on the same terms and conditions as currently in effect, subject to fair market pricing adjustments in certain instances.
Upon the consummation of the acquisition, Tower will continue to trade on NASDAQ under Tower’s existing ticker symbol TWGP and CastlePoint will be delisted. The existing independent CastlePoint directors will then become directors of Tower.
Copies of the Merger Agreement and the Tower Voting Agreement are attached to this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 2.2, respectively. The Merger Agreement and the Tower Voting Agreement are incorporated herein by reference. The above descriptions of the Merger Agreement and the Tower Voting Agreement, as well as the transactions contemplated by those documents, are not complete and are qualified in their entirety by reference to those exhibits.
ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION
On August 5, 2008, Tower and CastlePoint issued a joint press release entitled “Tower Group, Inc. to Acquire CastlePoint Holdings, Ltd.” (the “Joint Press Release”). In the Joint Press Release, Tower provided certain financial information pertaining to its second quarter 2008 results and financial projections for 2008 and 2009. Tower is filing as Exhibit 99.1 to this Current Report on Form 8-K a copy of the Joint Press Release.
ITEM 8.01 OTHER EVENTS
Tower and CastlePoint also announced in the Joint Press Release the execution of the Merger Agreement. Tower is filing as Exhibit 99.2 to this Current Report on Form 8-K materials being used in connection with presentations to and conversations with investors beginning the date hereof.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 4, 2008, among Tower Group, Inc., Ocean I Corporation and CastlePoint Holdings, Ltd.

Exhibit 2.2	Voting Agreement, dated as of August 4, 2008, between Michael H. Lee and Tower Group, Inc.

Exhibit 99.1	Press release dated August 5, 2008 entitled “Tower Group, Inc. to Acquire CastlePoint Holdings, Ltd.”

Exhibit 99.2	Investor presentation slides to be used in connection with investor presentations
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with this proposed transaction, Tower and CastlePoint will file a joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the proxy statement/prospectus and all relevant documents filed by Tower with the SEC free of charge at the SEC’s website www.sec.gov or, with respect to documents filed by Tower, from Tower directly at 120 Broadway (31st Floor), New York, NY 10271, (212) 655-2000; email: info@twrgrp.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN THE SOLICITATION
The directors, executive officers and other members of management and employees of Tower may be deemed participants in the solicitation of proxies from its stockholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Tower’s stockholders under the rules of the SEC is set forth in public filings filed by Tower with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Tower’s participants in the solicitation is contained in Tower’s Proxy Statement on Schedule 14A, filed with the SEC on March 14, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized
Date: August 5, 2008

Tower Group, Inc.

/s/ Francis M. Colalucci

Name: Francis M. Colalucci
Title: Chief Financial Officer and Treasurer

Exhibit Index

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 4, 2008, among Tower Group, Inc., Ocean I Corporation and CastlePoint Holdings, Ltd.

Exhibit 2.2	Voting Agreement, dated as of August 4, 2008, between Michael H. Lee and Tower Group, Inc.

Exhibit 99.1	Press release dated August 5, 2008 entitled “Tower Group, Inc. to Acquire CastlePoint Holdings, Ltd.”

Exhibit 99.2	Investor presentation slides to be used in connection with investor presentations